Exhibit 99.3

                   CERTIFICATION PURSUANT TO
                     18 U.S.C. SECTION 1350,
                     AS ADOPTED PURSUANT TO
          SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of J Net Enterprises,
Inc. for the fiscal year ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof, I, Allan R. Tessler, Chairman and Chief Executive Officer of registrant, certify, pursuant to 18 U.S.C. SS 1350, as adopted pursuant to SS 302 of the Sarbanes-Oxley Act of 2002, that:

    (1) I have reviewed this annual report on Form 10-K of J Net Enterprises, Inc.;

    (2) Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report; and

    (3) Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of registrant as of, and for, the periods presented in this annual report.

Dated:  September 30, 2002    By: /s/ Allan R. Tessler
                              ________________________
                              Allan R. Tessler
                              Chairman and Chief Executive
                              Officer

     This certification accompanies this Report on Form
10-K pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by registrant for purposes of Section
18 of the Securities Exchange Act of 1934, as amended.